--------------------------------------------------------------------------------





                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     PURSUANT TO SECTION 12 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: July 21, 2003


                          Commission File Number 1-6227



                          LEE ENTERPRISES, INCORPORATED
             (Exact name of Registrant as specified in its charter)


                Delaware                             42-0823980
        (State of Incorporation)         (I.R.S. Employer Identification No.)


                    215 N. Main Street, Davenport, Iowa 52801
                    (Address of Principal Executive Offices)


                                 (563) 383-2100
               Registrant's telephone number, including area code





--------------------------------------------------------------------------------

Item 9.  Regulation FD Disclosure

See Item 12.  Results of Operations and Financial Condition

Item 12.  Results of Operations and Financial Condition

On July 21, 2003, Lee Enterprises, Incorporated (the Registrant) reported its third fiscal quarter results and is furnishing the earnings release required under Item 12. The Company also reported its revenues for the month of June 2003, and is furnishing the related release under Item 12. The following exhibits are included herein:

EXHIBIT 99.1  Earnings Release - Third Quarter Ended June 30, 2003

EXHIBIT 99.2 Monthly Revenue Release - June 2003

The earnings release contains several non-GAAP financial measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the Company. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation within the earnings release of all non-GAAP financial measures to the most directly comparable GAAP financial measure.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        LEE ENTERPRISES, INCORPORATED



Date:  July 21, 2003                    /s/ Carl G. Schmidt
                                        ------------------------------------
                                        Carl G. Schmidt
                                        Vice President, Chief Financial Officer,
                                        and Treasurer

EXHIBIT 99.1   Earnings Release - Third Quarter Ended June 30, 2003

LEE ENTERPRISES
215 Main St.
Davenport, IA 52801-1924
www.lee.net


NEWS RELEASE

Lee Enterprises reports Q3 earnings

DAVENPORT, Iowa (July 21, 2003) - Lee Enterprises, Incorporated (NYSE: LEE), reported today that diluted earnings per common share from continuing operations were 48 cents for its third quarter ended June 30, 2003.

Last year's earnings of 68 cents per diluted common share from continuing operations included the favorable resolution of tax issues amounting to $10.0 million, or 22 cents. On an adjusted basis, this year's earnings represent an increase of 4.4 percent over 46 cents a year ago. Earnings in 2002 have been restated to include employee stock option expense.

Operating cash flow(2)  increased 3.9 percent to $47.6  million,  at a margin of
28.3 percent, compared with 28.7 percent a year ago. Revenue increased 5.5 percent to $168.2 million. Operating income, which includes equity in net income of associated companies, depreciation and amortization, increased 4.4 percent. Income from continuing operations declined 28.9 percent in comparison with a year ago, which included gains of $10.0 million resulting from favorable resolution of tax issues, as noted above.

Operating expenses, excluding depreciation and amortization, increased 6.1 percent to $120.7 million. Current year expenses were increased by the inclusion of $3.4 million of operating costs of Sioux City Newspapers (SCN). Adjusting for this factor, operating expenses, excluding depreciation and amortization, increased 3.1 percent. Expenses in the current year were further influenced by a 14.1% increase in newsprint costs (including SCN). Lee's purchase of Howard Publications in April 2002 included 15 daily newspapers and a 50 percent interest in SCN. Lee acquired the remaining 50 percent interest in SCN in July 2002.

On a same property basis, which excludes the impact of acquisitions and divestitures made in the current or prior year, total revenue for the quarter ended June 30, 2003, increased 1.0 percent from a year ago. Total advertising revenue decreased 0.5 percent. Retail increased 1.1 percent. Classified revenue decreased 2.9 percent, with employment advertising in the daily newspapers down
10.7 percent. National advertising, a small category for Lee, decreased 1.3 percent. Circulation revenue decreased 0.8 percent. Online revenue increased
28.8 percent.

At the 15 newspapers Lee acquired in their entirety in April 2002, revenue for the quarter increased 4.4 percent(3). Publishing revenue of the former Howard newspapers increased 14.9 percent on a reported basis, due to the inclusion of SCN in revenue in the current year.

Mary Junck, chairman and chief executive officer, said: "We continue to benefit from our acquisitions in 2002, and we remain fully focused on our five top priorities of driving revenue, improving readership and circulation, emphasizing strong local news, expanding our online services and carefully controlling our costs. As our performance shows, especially in comparison with a very strong quarter a year ago, we're doing the right things and doing them well in a tough economic environment."

YEAR TO DATE

For the nine months ended June 30, 2003, total revenue on a same property basis increased 2.1 percent. On a reported basis, revenue increased 36.0 percent. Operating expenses, excluding depreciation and amortization, increased 37.2 percent, and operating cash flow increased 32.8 percent. Operating cash flow margin(2) was 27.2 percent, compared with 27.8 percent a year ago. Operating income increased 24.7 percent.

Diluted earnings per common share from continuing operations totaled $1.32, compared with $1.36 a year ago, which included the 22 cents of tax benefits noted above.

EMPLOYEE STOCK OPTIONS

In 2003, Lee has begun expensing employee stock option grants and has chosen to restate prior years. This will reduce 2003 results 5 to 6 cents per diluted common share for the full year and had an impact of one cent per share in the June quarter. Year to date results in the prior year were reduced four cents per diluted common share from the previously reported amount of $1.43 cents.

Tables follow.

Lee Enterprises is based in Davenport, Iowa, and is the premier publisher of daily newspapers in midsize markets. Lee owns 38 daily newspapers and a joint interest in six others, along with associated online services. Lee also publishes more than 175 weekly newspapers, shoppers and classified and specialty publications. Lee stock is traded on the New York Stock Exchange under the symbol LEE. More information about Lee Enterprises is available at www.lee.net.

                          LEE ENTERPRISES, INCORPORATED
                        CONSOLIDATED STATEMENTS OF INCOME
              Unaudited. (Thousands, Except Per Common Share Data)

                                         Three Months Ended         Nine Months Ended
                                              June 30,                   June 30,
--------------------------------------------------------------------------------------------
                                         2003      2002      %     2003      2002       %
--------------------------------------------------------------------------------------------
Operating revenue:                                  (4)                          (4)
  Advertising........................ $115,099  $110,208    4.4  $336,983  $243,217   38.6
  Circulation........................   33,052    31,567    4.7    99,777    72,019   38.5
  Other..............................   20,098    17,771   13.1    57,369    48,178   19.1
-------------------------------------------------------------------------------------------
                                       168,249   159,546    5.5   494,129   363,414   36.0
-------------------------------------------------------------------------------------------
Operating expenses:
  Compensation.......................   67,884    63,280    7.3   203,790   144,362   41.2
  Newsprint and ink..................   15,124    13,258   14.1    42,890    31,188   37.5
  Other..............................   37,680    37,216    1.2   113,286    86,822   30.5
-------------------------------------------------------------------------------------------
Operating expenses excluding
  depreciation and amortization......  120,688   113,754    6.1   359,966   262,372   37.2
-------------------------------------------------------------------------------------------
Operating cash flow..................   47,561    45,792    3.9   134,163   101,042   32.8
Depreciation and amortization........   11,447    12,197   (6.1)   34,531    23,373   47.7
-------------------------------------------------------------------------------------------
Operating income, before equity in
  net income of associated
  companies..........................   36,114    33,595    7.5    99,632    77,669   28.3
Equity in net income of associated
  companies..........................    1,962     2,867  (31.6)    5,733     6,796  (15.6)
-------------------------------------------------------------------------------------------
Operating income.....................   38,076    36,462    4.4   105,365    84,465   24.7
-------------------------------------------------------------------------------------------
Non-operating income (expense), net:
  Financial income ..................      373       470  (20.6)      916     5,705  (83.9)
  Financial expense..................   (4,072)   (5,117) (20.4)  (13,032)  (10,999)  18.5
  Other, net.........................     (408)        9     NM      (795)     (299)   NM
-------------------------------------------------------------------------------------------
                                        (4,107)   (4,638) (11.4)  (12,911)   (5,593) 130.8
-------------------------------------------------------------------------------------------
Income from continuing operations
  before income taxes ...............   33,969    31,824    6.7    92,454    78,872   17.2
Income tax expense...................   12,511     1,637     NM    33,894    18,404   84.2
-------------------------------------------------------------------------------------------
Income from continuing operations....   21,458    30,187  (28.9)   58,560    60,468   (3.2)
Discontinued operations..............      --      1,333    --        (20)    1,193    NM
-------------------------------------------------------------------------------------------
Net income........................... $ 21,458  $ 31,520  (31.9) $ 58,540  $ 61,661   (5.1)
-------------------------------------------------------------------------------------------
Earnings per common share:
 Basic:
  Continuing operations..............    $0.48     $0.68  (29.4)    $1.32     $1.37   (3.6)
  Discontinued operations............      --       0.03              --       0.03
-------------------------------------------------------------------------------------------
  Net income.........................    $0.48     $0.71  (32.4)    $1.32     $1.40   (5.7)
-------------------------------------------------------------------------------------------
 Diluted:
  Continuing operations..............    $0.48     $0.68  (29.4)    $1.32     $1.36   (2.9)
  Discontinued operations............      --       0.03              --       0.03
-------------------------------------------------------------------------------------------
  Net income.........................    $0.48     $0.71  (32.4)    $1.32     $1.39   (5.0)
-------------------------------------------------------------------------------------------
Average outstanding shares:
  Basic..............................   44,351    44,144           44,277    44,054
  Diluted............................   44,574    44,474           44,444    44,349

SELECTED BALANCE SHEET INFORMATION                    June 30,
--------------------------------------------------------------------
                                                  2003        2002
--------------------------------------------------------------------
Cash and temporary cash investments......    $   20,960  $   72,710
Total assets.............................     1,436,029   1,400,576
Debt, including current maturities.......       331,200     425,799
Stockholders' equity.....................       787,798     730,494

(1) Beginning in March 2003, same property revenue excludes revenue of Madison Newspapers, Inc., (MNI) in order to comply with newly issued SEC regulations related to disclosure of non-GAAP financial measures. Lee owns 50% of the capital stock of MNI, which for financial reporting purposes is reported using the equity method of accounting.

(2)  Operating  cash  flow,   which  is  defined  as  operating   income  before
     depreciation, amortization and equity in net income of associated companies, and operating cash flow margin (operating cash flow divided by operating revenue) represent non-GAAP financial measures. A reconciliation of operating cash flow to operating income, the most directly comparable measure under accounting principles generally accepted in the United States
     (GAAP), is included in the tables accompanying this release. The Company believes that operating cash flow and the related margin ratio are useful measures of evaluating its financial performance because of their focus on the Company's results from operations before depreciation and amortization. The Company also believes that these measures are several of the alternative financial measures of performance used by investors, rating agencies and financial analysts to estimate the value of a company and evaluate its ability to meet debt service requirements.

(3) Same property revenue related to newspapers acquired from Howard Publications excludes revenue of Sioux City Newspapers (SCN). Lee owned 50% of the capital stock of SCN during the period from April through June 2002, which was accounted for using the equity method of accounting. Year to date same property revenue information is not meaningful due to the consummation of the acquisition at a date during the fiscal year. The following table reconciles Howard acquisition revenue on a same property basis to revenue as reported.

                                                        Three months ended
                                                             June 30,
                                                  -----------------------------
    (Thousands)                                       2003         2002      %
    Howard acquisition revenue..................  $56,576      $54,193     4.4%
    SCN.........................................    5,718          --       NM
                                                  --------     -------
    Total publishing revenue....................  $62,294      $54,193    14.9%
                                                  ========     =======

(4) Certain amounts as previously reported have been reclassified to conform with the current period presentation. The presentation of equity in net income of associated companies has been revised to exclude those amounts from revenue. Fiscal 2002 amounts have been restated to include expense relating to employee stock options.

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. This release contains information that may be deemed forward-looking and that is based largely on the Company's current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties are changes in advertising demand, newsprint prices, interest rates, labor costs, legislative and regulatory rulings and other results of operations or financial conditions, difficulties in integration of acquired businesses or maintaining employee and customer relationships and increased capital and other costs. The words "may," "will," "would," "could," "believes," "expects," "anticipates," "intends," "plans,"
"projects," "considers" and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not publicly undertake to update or revise its forward-looking statements.

Contact:  dan.hayes@lee.net, (563) 383-2163

EXHIBIT 99.2  Monthly Revenue Release - June 2003

LEE ENTERPRISES
215 Main St.
Davenport, IA 52801-1924
www.lee.net


NEWS RELEASE

Lee Enterprises reports June revenue statistics

DAVENPORT, Iowa (July 21, 2003) - Lee Enterprises, Incorporated (NYSE: LEE), reported today that June publishing revenue increased 4.7 percent.

Same property publishing revenue(2), which excludes the effects of acquisitions and divestitures, increased 0.7 percent in June and 2.1 percent year to date compared with 2002. Total advertising revenue on a same property basis was up
0.1 percent for the month and up 1.4 percent year to date. Retail advertising revenue was up 1.6 percent for the month and up 2.4 percent year to date. Classified advertising revenue was down 2.1 percent for the month and up 0.2 percent year to date. For the month, employment classified advertising was down
6.1 percent, automotive down 2.6 percent, real estate up 8.5 percent, other newspaper classified categories down 5.6 percent, and classified in alternative publications down 2.8 percent. National advertising revenue, a small category for Lee, was down 1.9 percent for the month and down 3.3 percent year to date. Circulation revenue was down 1.1 percent for the month and down 0.4 percent year to date. Online revenue was up 29.4 percent for the month and up 34.1 percent year to date.

At the 15 newspapers Lee acquired in their entirety in April 2002, revenue in June increased 2.9 percent(3). Publishing revenue of the former Howard newspapers increased 13.0 percent on a reported basis, due to the inclusion of Sioux City Newspapers (SCN) in revenue in the current year. Lee's purchase of Howard Publications in April 2002 included 15 daily newspapers and a 50 percent interest in SCN. Lee acquired the remaining 50 percent interest of SCN in July 2002.

Lee Enterprises is based in Davenport, Iowa, and is the premier publisher of daily newspapers in midsize markets. Lee owns 38 daily newspapers and a joint interest in six others, along with associated online services. Lee also publishes more than 175 weekly newspapers, shoppers and classified and specialty publications. Lee stock is traded on the New York Stock Exchange under the symbol LEE. More information about Lee Enterprises is available at www.lee.net.

The monthly and year-to-date statistical information follows.

                          LEE ENTERPRISES, INCORPORATED
                         Revenue and Statistical Summary
                                    June 2003
                                   (Unaudited)


                               PUBLISHING REVENUE

                                       June                     Year To Date
(Thousands)                 ---------------------------  ---------------------------
                               2003      2002       %       2003      2002       %
                            --------- --------- -------  --------- --------- -------
                              (1)(2)      (1)(2)            (2)        (2)
Advertising:
  Retail..................  $ 13,448  $ 13,237    1.6 %  $124,437  $121,531    2.4 %
  National................       766       781   (1.9)      7,298     7,548   (3.3)
  Classified:
    Daily newspapers:
      Employment..........     1,973     2,101   (6.1)     15,354    16,270   (5.6)
      Automotive..........     1,817     1,865   (2.6)     15,801    15,640    1.0
      Real estate.........     1,655     1,526    8.5      12,760    11,774    8.4
      All other...........     1,462     1,549   (5.6)     10,932    11,127   (1.8)
    Alternative
      publications........     1,527     1,571   (2.8)     14,940    14,853    0.6
                            --------- ---------          --------- ---------
    Total classified......     8,434     8,612   (2.1)     69,787    69,664    0.2
                            --------- ---------          --------- ---------
    Total advertising.....    22,648    22,630    0.1     201,522   198,743    1.4
Circulation...............     6,843     6,917   (1.1)     60,437    60,650   (0.4)
Online....................       815       630   29.4       6,586     4,913   34.1
Other.....................     4,500     4,394    2.4      43,605    41,317    5.5
                            --------- ---------          --------- ---------
    Total, Same property..    34,806    34,571    0.7     312,150   305,623    2.1
Acquired/divested
 properties:
  Acquisitions............    20,975    18,568   13.0     181,979    54,193     NM
  Divestitures............       --        137     NM         --      3,598     NM
                            --------- ---------          --------- ---------
Total acquired/divested
 properties...............    20,975    18,705   12.1     181,979    57,791     NM
                            --------- ---------          --------- ---------
    Total publishing
    revenue...............  $ 55,781  $ 53,276    4.7 %  $494,129  $363,414   36.0 %
                            ========= =========          ========= =========

                       DAILY NEWSPAPER ADVERTISING VOLUME

                                    June                     Year To Date
                          -------------------------    -------------------------
(Thousands of Inches)       2003      2002      %        2003      2002      %
                          -------   -------  ------    -------   -------  ------
                           (1)(2)    (1)(2)              (2)        (2)
Retail....................   484       504   (4.0)%     4,538     4,568   (0.7)%
National..................    24        28  (14.3)        223       262  (14.9)
Classified................   516       522   (1.1)      4,234     4,197    0.9
                          -------   -------            -------   -------
    Total, Same property.. 1,024     1,054   (2.8)%     8,995     9,027   (0.4)%
                          =======   =======            =======   =======

Notes to Revenue and Statistical Summary:

(1)  The month had one more Monday and one fewer Saturday than the prior period.
(2) Beginning in March 2003, same property revenue excludes revenue of Madison Newspapers, Inc. (MNI), in order to comply with newly issued SEC regulations related to disclosure of non-GAAP financial measures. Lee owns 50% of the capital stock of MNI, which for financial reporting purposes is reported using the equity method of accounting.

(3) Same property revenue related to newspapers acquired from Howard Publications excludes revenue of Sioux City Newspapers (SCN). Lee owned 50% of the capital stock of SCN during the period from April through June 2002, which was accounted for using the equity method of accounting. Year to date same property revenue information is not meaningful due to the consummation of the acquisition at a date during the fiscal year. The following table reconciles Howard acquisition revenue on a same property basis to revenue as reported.
                                                               June
                                                   -----------------------------
    (Thousands)                                       2003         2002       %

    Howard acquisition revenue..................   $19,101      $18,568     2.9%
    SCN.........................................     1,874          --       NM
                                                   --------     -------
    Total publishing revenue....................   $20,975      $18,568    13.0%
                                                   ========     =======

(4)  The Company's fiscal year ends on September 30.
(5) The Company disclaims responsibility for updating information beyond release date.

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. This release contains information that may be deemed forward-looking and that is based largely on the Company's current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties are changes in advertising demand, newsprint prices, interest rates, labor costs, legislative and regulatory rulings and other results of operations or financial conditions, difficulties in integration of acquired businesses or maintaining employee and customer relationships and increased capital and other costs. The words "may," "will," "would," "could," "believes," "expects," "anticipates," "intends," "plans,"
"projects," "considers" and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not publicly undertake to update or revise its forward-looking statements.


Contact: dan.hayes@lee.net, (563) 383-2100